SKYLINE CORPORATION
                                  2520 By-Pass Road
                                    P.O. Box 743
                                Elkhart, Indiana 46515

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
				September 25, 2000

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Skyline Corporation ("Skyline") will be held at the Shenandoah Room, in the Ramada Inn, 3011 Belvedere Road, Elkhart, Indiana, on Monday, September 25, 2000, at 9:00 a.m., Eastern Standard Time, for the following purposes:

	1. To elect a Board of Directors for the ensuing year, or until their successors are elected and qualify.

	2. To transact such other business as may properly come before the meeting, or any adjournment thereof.

	The Board of Directors has fixed the close of business on July 20, 2000, as the record date for the determination of shareholders entitled to notice of,
and to vote at, said	meeting.

			      By Order of the Board of Directors

								RONALD F. KLOSKA
								Vice-Chairman and
								Chief Executive Officer


IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                     SKYLINE CORPORATION
               	2520 By-Pass Road, P.O. Box 743
                   Elkhart, Indiana 46515
                	August 4, 2000

                   	PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Skyline Corporation ("Skyline") for use at the Annual Meeting of Shareholders to be held September 25, 2000. The shares represented by properly executed proxies received prior to the meeting will be voted. If the shareholder directs in the proxy how the shares are to be voted, they will be voted accordingly.
When no direction has been given by the shareholder, it is the intention of the proxies named in the proxy to vote the same in accordance with their best judgment. Any proxy given may be revoked by the shareholder at any time prior to the voting of the proxy. The approximate date on which this proxy statement and the form of proxy are first sent or given to security holders is August 4, 2000.

                  	VOTING SECURITIES

Only shareholders of record as of the close of business on July 20, 2000, or their proxies are entitled to vote at the meeting. As of that date, Skyline had outstanding 8,621,444 shares of Common Stock having one vote per share.

                       	ELECTION OF DIRECTORS

Each share of Common Stock is entitled to one vote, which means that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors and approve any other matter as may properly come before the meeting if they choose to do so. It is proposed that nine Directors be elected at the meeting, each to serve until the next Annual Meeting of Shareholders and until his successor is elected and qualifies.

It is intended that the votes authorized by the enclosed proxy will be cast for the election of the nine nominees for Directors whose names are set forth below. In the event that one or more of the nominees shall unexpectedly become unavailable for election, the votes will be cast, pursuant to authority granted by the enclosed proxy, for such person or persons as may be designated by the present Board of Directors or the Board may be reduced accordingly. All of the nominees for whom the proxies intend to vote have agreed to serve as Directors if elected.

Information about the nominees for election as Directors and the beneficial ownership of Skyline Common Stock by directors as a group is as follows:

                         		             	 Shares of Skyline
                           				 Common Stock Bene-
          				  	Skyline	  ficially Owned at		Percent
	Name, Title, Address		  	Director     July 1, 2000	          of
	and Principal Occupation	    Age  Since	  Directly or Indirectly	Clss(3)

ARTHUR J. DECIO			             69	  1959        1,477,784(1)	  	17.1 %
Chairman of the Board
Skyline Corporation, 2520
By-Pass Road, Elkhart, IN
46514. Mr. Decio is also a
Director of NiSource Inc.,
Merrillville, Indiana.
(Mr. Decio was Chief Executive
Officer of Skyline until
December 16, 1998.)

TERRENCE M. DECIO			     48	   1989		  30,080(2)
Senior Executive Vice
President, Skyline Corporation,
2520 By-Pass Road, Elkhart,
Indiana 46514. Mr. Decio is
also a Director of KeyBank of
Northern Indiana, South Bend,
Indiana.

JERRY HAMMES				     68	   1986		  13,000
2015 West Western Avenue,
South Bend, Indiana 46629.
Chairman of Romy Hammes
Bancorp, Inc. and President of
Romy Hammes, Inc., a bank
holding company and real
estate investment company,
South Bend,Indiana, and
Chairman of Peoples Bank of
Kankakee County, a bank,
Bourbonnais, Illinois.
Mr Hammes is also a Director
of St.Joseph Capital
Corporation, Mishawaka, Indiana.

RONALD F. KLOSKA			     66	   1965		   28,600
Vice-Chairman and Chief
Executive Officer, Skyline
Corporation, 2520 By-Pass Road,
Elkhart, Indiana 46514. (Mr.
Kloska was Deputy Chief
Executive Officer of Skyline
until December 16, 1998 and
Secretary prior to September
18, 1995.)

WILLIAM H. LAWSON			      63   1975	             3,000
400 East Spring Street,
Bluffton, Indiana 46714.
Chairman of the Board, Chief
Executive Officer, and a
Director of Franklin Electric
Company, Inc., a manufacturer
of electric motors, Bluffton,
Indiana. Mr. Lawson is also a
Director of JSJ Corporation and
Sentry Insurance, a Mutual
Company.

DAVID T. LINK				      63    1994	       600
Dean Emeritus, Notre Dame Law
School, University of Notre
Dame, Notre Dame, Indiana 46556.
President Emeritus, University
of Notre Dame Australia,
Fremantle, W.A., Australia.
Associate Vice President,
University of St. Thomas, St.
Paul, Minnesota.

ANDREW J. McKENNA			      70    1971	      12,300
8338 North Austin Avenue,
Morton Grove, Illinois 60053.
Chairman and CEO of Schwarz,
a national printer, converter
and distributor of packaging and
promotional materials, Morton
Grove, Illinois. Mr. McKenna
is also a director of Tribune
Company, Aon Corporation and
McDonalds Corporation.

WILLIAM H. MURSCHEL			      55    1992               4,000
President and Chief Operations
Officer, Skyline Corporation,
2520 By-Pass Road, Elkhart,
Indiana 46514.

DALE SWIKERT			              70    1963	       8,791
511 Queen Victoria Ct., Nampa,
Idaho 83687. Private Investor.


ALL NOMINEES AND
OFFICERS AS A GROUP		                          	    1,580,305	           18.3%

(l) Includes 83,500 shares in The Arthur J. Decio Foundation, a charitable foundation, of which Mr. Decio is a trustee. Mr. Decio disclaims any beneficial interest with respect to these shares.

(2) Terrence M. Decio is the son of Arthur J. Decio.

(3) Less than one percent unless otherwise indicated.

Information about Board and Committee meetings is as follows:

   The Audit Committee consisted of Messrs. Hammes, McKenna, Lawson, Link and Swikert. It met two times during the fiscal year ended May 31, 2000. The Committee meets with the accounting firm which conducts the annual audit of Skyline's books, reviews auditors' recommendations, reviews the independence of Skyline's auditors and considers the range of audit and non-audit fees. It also meets with the internal audit staff and Chief Financial Officer, reviews the scope and adequacy of Skyline's internal auditing program and reports its findings to the Board with any recommendations it considers appropriate. Skyline's Board of Directors has adopted a written charter for the audit committee, a copy of which is included as an appendix to this proxy statement. The members of Skyline's Audit Committee are all "independent" as defined in the New York Stock Exchange Listing Standards.

   The Governance and Compensation Committee consisted of Messrs. McKenna, Hammes, Lawson and Link. It met one time during the last fiscal year. The Committee establishes compensation for the Chairman of the Board and consults with the Chairman of the Board concerning compensation for other elected officers of the Company. The Committee also recommends to the Board the selection of nominees for election as directors, and considers the performance of incumbent directors in determining whether to nominate them for re-election. Nominees recommended by shareholders will be considered upon their submission in writing by the shareholders to Skyline prior to the end of the fiscal year immediately preceding the next regular annual shareholders' meeting.

   The Executive Committee of the Board of Directors consisted of Messrs. Arthur J. Decio, McKenna, Hammes, Lawson and Link, and met three times during the last fiscal year. This Committee exercises the powers of the Board of Directors in the management of the business affairs of Skyline, subject to the approval of the full Board of Directors at the next regular or special meeting.

  The Board of Directors met or took action six times during the last fiscal year. Every Board member was present at all Board meetings and meetings of all committees of which he was a member, except that one Board member missed two Board meetings and one Board member missed one Board meeting and one committee meeting.

		Report of the Audit Committee

  The audit committee of Skyline's Board of Directors has reviewed and discussed Skyline's audited financial statements with management; has discussed with Skyline's independent auditors PricewaterhouseCoopers LLP the matters required to be discussed by Codification of Statements on Auditing Standards, AV 380, Statement on Auditing Standards No. 61; has received from the auditors disclosures regarding the auditors' independence as required by Independence Standards Board Standard No. 1 and has discussed with the auditors the auditors' independence; and has, based on the review and discussions noted above, recommended to Skyline's Board of Directors that the audited financial statements be included in Skyline's Annual Report on Form 10-K for the fiscal year ended May 31, 2000 for filing with the Securities and Exchange Commission.

	                                      Jerry Hammes
		            		      William H. Lawson
                                      	      Andrew J. McKenna
                                      	      David T. Link
				              Dale Swikert

  			CERTAIN OTHER BENEFICIAL OWNERS

    The following person, entities or "group" as indicated are known to Skyline to own beneficially at least five percent (5%) of Skyline's common stock or are members of management identified in the summary compensation table but who are not on Skyline's Board. The beneficial ownership of Skyline common stock by the members of its Board and its nominees for directors is shown in the table under "Election of Directors" above.

                              		 Shares of Skyline Common
 Name and Address	                 Stock Beneficially Owned		Percent of
 of Beneficial Owner	                     at July 1, 2000			Class (l)

Christopher R. Leader			            650
Vice President, Operations
2520 By-Pass Road
Elkhart, Indiana 46514

Dimensional Fund Advisors		         475,300			5.5%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

Private Capital Management, Inc.	        1,420,032			16.5%
3003 Tamiami Trail North, 3rd Floor
Naples, Florida 34103

T. Rowe Price Associates, Inc. (2)	          620,000			7.2%
100 East Pratt Street
Baltimore, Maryland 21202



(l)  Less than one percent (1%) if not specified.

(2) T. Rowe Price Associates, Inc. (Price Associates) has informed Skyline that these securities are owned by various individual and institutional investors which Price Associates serves as investment advisor with power to direct investment and/or sole power to vote the securities and that for purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.



         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on a review of forms provided to Skyline and on certain written representations, Skyline is unaware of any failure to file on a timely basis reports required by Section 16(a) of the Exchange Act by any director, officer or beneficial owner of more than ten percent of Skyline's common stock.



                  	EXECUTIVE COMPENSATION

    The following table sets forth all cash compensation paid during the fiscal year ended May 31, 2000 for each of the five highest paid executive officers of Skyline, including the Chief Executive Officer. The table also shows for each such officer, the amounts set aside during the last fiscal year under Skyline's Profit Sharing Plan.


                                                   All
				                                               Other
						  Annual Compensation	   Compensation

					           	    			(Vested
	Name and Principal		  					 Profit
	    Position		                 Year Salary ($) Bonus ($) 	Sharing)

Arthur J. Decio				         2000 365,000	  233,600	 9,000
Chairman of the Board (Chief Executive		 1999 365,000	  481,800	 9,000
Officer of Skyline until December 16, 1998) 	 1998 395,000	  379,000	 9,000

Ronald F. Kloska				 2000 365,000	  233,600	 9,000
Vice-Chairman and Chief Executive Officer 	 1999 365,000	  481,800	 9,000
(Deputy Chief Executive Officer of Skyline	 1998 355,000	  340,000 	 9,000
until December 16, 1998 and Secretary
prior to September 18, 1995)

William H. Murschel				 2000 330,000     211,200      	 9,000
President and Chief Operations Officer		 1999 330,000	  435,600	 9,000
                                      	 	 1998 330,000     316,000  	 9,000

Terrence M. Decio	                    	 2000 275,000	  176,000        9,000
Senior Executive Vice-President			 1999 275,000	  363,000	 9,000
                                      		 1998 245,000     240,000	 9,000

Christopher R. Leader				 2000 190,000	   91,200        9,000
Vice-President, Operations (Hired  		 1999 190,000	   99,750	 9,000
January 13, 1997. Vice President-		 1998 175,000	   78,750	 9,000
Operations of Trek Bicycle from
October 1994 to 1996)

        		Compensation of Directors

   Directors who are not full-time employees of Skyline receive an annual fee of $16,000 payable in quarterly installments and receive $500 for each Board or Committee meeting attended. Chairmen of the Board Committees who are not full-time employees of Skyline receive an additional $2,000 annually and Committee members who are not full-time employees of Skyline receive an additional $1,500 annually payable in quarterly installments.

	          Termination of Employment Arrangements

   The Skyline Corporation and Affiliates Employees' Profit Sharing Plan provides benefits on death, disability or retirement for officers and executives, sales, administrative and supervisory employees. Employees hired on or after June 1, 1987 become eligible as of the June 1 or December 1 immediately following completion of six months of employment. Under the Plan, as amended effective June 1, 1989, the amount of contribution under the Plan is at the discretion of Skyline each year. However, the maximum contribution for any participant shall not exceed 12% of a participant's basic compensation. Upon retirement, death or permanent total disability, a participant is entitled to all of the funds credited to his account. In case of termination of employment by resignation or discharge, the participant is entitled to a percentage of the amount credited to his account, ranging from 0% (10% for employees hired on or before May 31, 1987) after one year of employment to 100% after seven years. For plan years beginning on or after June 1, 1987, forfeitures resulting from any employee's termination of employment prior to full vesting will be used to reduce employer contributions. Net investment earnings or net losses for each fiscal year are allocated to the account of each participant in the same ratio as the participant's account balance bears to the total account balances of all participants. Skyline reserves the right to modify, amend or terminate the Plan. In the event of termination of the Plan, the entire amount theretofore contributed under the Plan must be paid to participants or their beneficiaries and under no circumstances reverts to Skyline.

    Under an insurance plan, payments would be made to the below named executive officers, and executive officers as a group, for a period of 10 years upon retirement from Skyline at age 60, 62, or later, in the following annual amounts: Arthur J. Decio, $100,000; Ronald F. Kloska, $100,000;
William H. Murschel, $75,000; Terrence M. Decio, $75,000 and Christopher R. Leader, $60,000; and all executive officers as a group, consisting of 8 individuals, $550,000. Under the same insurance plan, in the event of the death of any of such executive officers while employed by Skyline, payments would be made for a period of 10 years in the annual amounts hereinafter specified to the beneficiaries of the following individuals and group: Ronald
F. Kloska, $100,000; William H. Murschel, $75,000; Terrence M. Decio,
$75,000, and Christopher R. Leader, $40,000; and 3 other executive officers, totaling 7 individuals, $390,000. Skyline is the owner and beneficiary of policies insuring the lives of all such executive officers in the total amount of $3,111,659.

    In addition, in the event of the death of Arthur J. Decio, whether before or after his retirement from Skyline, Skyline has agreed to pay his survivor(s) the sum of $1,920,000, which at the present income tax rates, would result in after tax cost to Skyline of approximately $1,150,000. Skyline is the owner and beneficiary of policies insuring Arthur J. Decio's life in the amount of $1,060,000.

    The appreciation in cash surrender value of all of the above-described insurance policies is such that there is no current cost to Skyline for their maintenance.

 	Compensation Committee Interlocks and Insider Participation

    The following persons served as members of the Governance and Compensation Committee (the "Compensation Committee") of Skyline's Board of Directors during the fiscal year ended May 31, 2000: Andrew J. McKenna, Jerry Hammes, William H. Lawson and David T. Link. Arthur J. Decio is the Chairman of the Board of Skyline, and is a member of the Board of Directors of Schwarz. Andrew J. McKenna is an executive officer of Schwarz.

             	Report of the Governance and Compensation
                Committee (the "Compensation Committee")
                 	on Executive Compensation

   The compensation of Skyline's executive officers is determined by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a director who is not an employee of Skyline or any of its affiliates. The following report with respect to compensation paid to Skyline's executive officers for the fiscal year ended May 31, 2000 is furnished by the Compensation Committee.

    General Policies. Skyline's compensation programs are intended to enable Skyline to attract, motivate, reward and retain the executive management talent required to achieve corporate objectives. It is Skyline's policy to reward exceptional performance and contributions to the development of Skyline's business. To attain these objectives, Skyline's executive compensation program includes a competitive base salary coupled with the opportunity to participate in a bonus pool which is created based on the performance of Skyline's business. The Compensation Committee establishes the base salaries and discretionary bonuses which will be paid to Skyline's executive officers for each fiscal year. In setting salaries and bonuses, the Compensation Committee takes into account several factors, including compensation paid by competitors and other industries' compensation data as well as qualitative factors bearing on an individual's experience, responsibilities, management and job performance. The Compensation Committee evaluates the contributions to Skyline's overall performance during the last fiscal year, leadership, effectiveness and commitment of all executive officers, including the Chief Executive Officer. For the fiscal year ended May 31, 2000, each of the executive officers received a bonus, in the amounts set forth above in the executive compensation table.

   Salaries. Salary levels for executive officer positions are set so as to reflect the duties and level of responsibilities inherent in the position and current economic conditions relating to Skyline's business. Comparative salaries paid by other companies in the industries in which Skyline does business are considered in establishing the salary level for a given position. The Compensation Committee does not, however, target a specific percentile range within the comparative group in setting salaries of Skyline's executive officers. The particular qualifications and level of experience of the individual holding the position are also considered in establishing a salary level when the individual is first appointed to a given position.

    Bonus. Skyline provides executive officers the opportunity to earn an annual incentive bonus based on an evaluation of the executive's individual performance and Skyline's performance. No executive officer is automatically entitled to a bonus or a bonus in any particular amount. In considering bonuses for executives other than Arthur J. Decio, the Compensation Committee consults with the Chairman of the Board.

    Other. In addition, the executive officers participate in a profit sharing program and insurance and other plans described above providing payments on death or retirement.

    Compensation of Chief Executive Officer ("CEO"). In setting the base salary and bonus for Skyline's CEO, for the fiscal year ended May 31, 2000, the Compensation Committee considered the same factors as with other executive officers of Skyline. The Compensation Committee believes the CEO's compensation was fully supported by those standards.

                                   	Andrew J. McKenna, Chairman
                                   	Jerry Hammes
                                   	William H. Lawson
                                   	David T. Link

                                   	Being all the members of Skyline's
                                   	Governance and Compensation Committee
                                   	(the "Compensation Committee")



PERFORMANCE GRAPH

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
AMONG SKYLINE CORPORATION, S & P 500 INDEX AND PEER GROUP


                 1995	  1996    1997    1998	  1999     2000

SKYLINE	         100.00	  145.38  141.76  171.30  187.46   127.62

S&P 500		 100.00	  128.44  166.22  217.22  262.89   290.44

PEER GROUP	 100.00	  165.85  154.01  226.39  177.81    92.48


*Notes:

Assumes initial investment of $100 on May 31, 1995 and compares the return on that investment through May 31, 2000.

For comparison purposes, Total Return assumes reinvestment of dividends, although Skyline has no dividend reinvestment plan.

Total Return is based on market capitalization.

This self constructed peer group consists of the following companies:

	Champion Enterprises, Inc.
	Coachmen Industries, Inc.
	Fleetwood Enterprises, Inc.
	Liberty Homes, Inc.
	Thor Industries, Inc.

The returns for each member of this peer group have been weighted according to that company's respective stock market capitalization.


                      INDEPENDENT PUBLIC ACCOUNTANTS

   Skyline's independent public accounting firm is PricewaterhouseCoopers LLP. It is expected that representatives of PricewaterhouseCoopers LLP will be present at the meeting of shareholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                          SHAREHOLDER PROPOSALS

   Any proposal submitted for inclusion in Skyline's Proxy Statement and form of proxy for the 2001 Annual Meeting of Shareholders must be received at the address shown above on or before April 3, 2001.

                              MISCELLANEOUS

    As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the annual meeting. However, if other proper matters are presented at the meeting, it is the intention of the proxies named in the enclosed proxy to take such action as shall be in accordance with their best judgment.

   The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying material, will be paid by Skyline. Skyline expects to pay approximately $6,500 to Georgeson Shareholder Communications, Inc. as compensation for the solicitation of proxies, and may reimburse brokers and others for their expense for sending proxy material to principals for the purpose of obtaining signed proxies. In addition, solicitation may be by mail, telephone, telefax and personal interview by regularly engaged officers of Skyline who will not be additionally compensated therefor.

   Shareholders are respectfully requested to date, sign and return promptly the enclosed proxy in the enclosed envelope. No postage is required if mailed in the United States.

									By Order of the
									Board of Directors

                                                   			RONALD F. KLOSKA
                                                  			Vice-Chairman and
                                              				Chief Executive Officer



                    	  APPENDIX

                 CHARTER OF THE AUDIT COMMITTEE
     			     OF
                    THE BOARD OF DIRECTORS
                             OF
                      SKYLINE CORPORATION

The Audit Committee shall consist of at least three (3) directors, all of whom are independent of management of the Corporation and any of its subsidiaries and free from any relationship that, in the judgment of the Board of Directors, would interfere with the exercise of independent judgment respecting the matters over which the Committee is given authority.

The members of the Audit Committee shall be elected annually by the Board of Directors in connection with the annual meeting of the board. Members shall be elected by the Board of Directors with due regard to such member's training in, or experience with, accounting and financial reporting issues. Members of the Committee may be removed, and vacancies on the Committee may be filled by the Board of Directors in accordance with the Code of By-laws of the Corporation. The Chairman of the Audit Committee may be designated by the Board of Directors and, in the absence of such designation, may be elected by the Audit Committee from among their members.

The Audit Committee shall assist the Board of Directors to oversee the Corporation's financial reporting processes, its internal financial control structures and its internal and external financial audit processes. The Audit Committee shall facilitate communication on Financial Matters (defined below) among the Board of Directors, management, the Corporation's internal audit department and the Corporation's independent auditors. The Audit Committee possesses and is hereby granted the power and authority of the Board of Directors over the foregoing and over the Corporation's Financial Matters to the extent necessary to allow the Committee to carry out its purposes. The matters over which the Audit Committee has oversight authority include the following (collectively, referred to herein as "Financial Matters"):

* 	The quality, scope and procedures of the independent auditors' audits of the
Corporation's financial statements.

*	The quality, appropriateness and implementation of the Corporation's significant accounting policies.

*	Audit conclusions respecting significant estimates and adjustments.

*	The disclosure, treatment or resolution of any material weakness in financial reporting or controls or reportable conditions identified by management, the internal audit department or the independent auditors.

*	The quality, adequacy and appropriateness of the Corporation's internal financial control structures, including any circumstances in which such controls may be overridden or compromised.

*	The quality, adequacy and appropriateness of the Corporation's internal auditing processes.

*	Disagreements among management, the internal audit department or the independent auditors.

*	The assessment of material risks or contingencies that may affect the
Corporation's financial reporting including the risk of liability associated with litigation or noncompliance with law.

*	Such other matters affecting the quality, integrity or accuracy of the
Corporation's financial reporting as the Committee deems relevant to any of the foregoing matters.

Authority Respecting Independent Auditors

   The Audit Committee has the following specific authority respecting the independent auditors:

(a)	In consultation with management, to direct the engagement or dismissal of the independent auditors or to refer the engagement or dismissal of the independent auditors for action by the Board of Directors, with or without an affirmative or negative recommendation. The Corporation shall not engage or dismiss its independent auditors without the action of the Audit Committee or the Board of Directors.

(b)	To direct the independent auditors to meet with the Audit Committee or the
Board of Directors from time to time, separately or in the presence of management or others, to discuss Financial Matters or to prepare and submit reports to the Committee respecting Financial Matters.

(c)	To require the independent auditors to report to the Audit Committee on matters that may be deemed to affect the independence of the independent auditors, including any management consulting services provided, or proposed to be provided, by the independent auditors for the Corporation or its affiliates and the fees paid or proposed to be paid for such services; to assess the effect of the foregoing on the independence of the independent auditors and the appearance of propriety of the foregoing and to direct management to take action in respect of such matters.

(d)	To take action to resolve any disagreement respecting accounting principles, the implementation or application of such principles or Financial Matters between management and the independent auditors, or to refer such matters to the Board of Directors.

Authority Respecting The Internal Audit Department

The Audit Committee has the following specific authority respecting the internal audit department:

(a)	To elect or remove the director of internal audit or to refer the election or removal of the director of internal audit for action by the Board of Directors, with or without an affirmative or negative recommendation.

(b)	To assess the quality, adequacy and appropriateness of the plan for the
Corporation's internal auditing processes, and, in the Committee's discretion, from time to time or upon request, to approve or disapprove such plan or to approve or disapprove any changes therein.

(c)	To direct the director of internal audit to meet with the Audit Committee
or the Board of	Directors from time to time, separately or in the presence of the independent auditors, management or others, to discuss Financial Matters or to prepare and submit reports to the Committee respecting Financial Matters.

(d)	To direct management, the director of internal audit, the Corporation or the independent auditors to take such action as the Committee may deem necessary or appropriate to address any issues identified by any of such
parties regarding significant internal audit	findings, difficulties
encountered in carrying out internal audit procedures, or any management override of internal control mechanisms.

Authority Over Management Activities Relating To Financial Matters

The Audit Committee has the following specific authority over the activities of management in Financial Matters:

(a)	To direct the chief financial officer or other members of management to meet with the Audit Committee or the Board of Directors from time to time, separately or in the presence of the independent auditors, the director of internal audit or others, to discuss Financial Matters or to prepare and submit reports to the Committee respecting Financial Matters.

(b)	To assess the quality, adequacy and appropriateness of the accounting principles and policies implemented and applied by the Corporation and the quality, integrity and accuracy of the Corporation's financial reporting, and, in the Committee's discretion, from time to time or upon request, to approve or disapprove such principles or policies or to approve, disapprove or mandate any changes therein.

Investigations And Obtaining Advice

The Audit Committee has authority to require investigations and to obtain advice respecting the Corporation's Financial Matters and the Committee's exercise of its authority, as the Committee deems necessary or appropriate. Without limiting the foregoing, the Committee has authority to direct management, including the Corporation's counsel, the independent auditors and the director of internal audit to investigate any Financial Matters and related issues and to provide reports to the Committee respecting such investigation. The Committee has authority to meet with the Corporation's counsel, to obtain advice respecting the exercise of the Committee's authority and to direct such counsel to investigate such legal issues relating to Financial Matters and to report to the Committee regarding same, as the Committee deems necessary or appropriate. The Committee has authority to direct management, on behalf of the Corporation, to engage independent advisors whom the Committee may designate to provide advice and guidance to the Committee respecting the exercise of its authority and issues relating to Financial Matters as the Committee deems necessary or appropriate, including, without limitation, independent legal counsel, and independent financial advisors which may include investment banking firms or accounting firms, other than the independent auditors. The Committee has authority to meet separately with, and to receive private and, where appropriate, privileged, written or oral communications from any of such advisors.

Procedural Matters

The Audit Committee shall meet from time to time at the call of its Chairman or at the direction of the Board of Directors. The Committee shall meet at least two (2) times per year. The Chairman of the Audit Committee shall call a meeting of the Committee upon the request of any member of the Committee or the Chairman of the Board of Directors. The provisions of the Code of By-laws of the Corporation respecting notice of meetings and for action to be taken by the Board of Directors shall apply to meetings and actions of the Audit Committee.

The Chairman of the Audit Committee shall report on the activities of the Committee to the Board of Directors from time to time upon request of the Chairman of the Board of Directors or of the Board of Directors.

Limitation

Nothing in this Charter is intended to alter in any way the standard of conduct that applies to any of the directors of the Corporation under the Indiana Corporation Law, as amended, and this Charter does not impose, nor shall it be interpreted to impose any duty on any director greater than, or in addition to, the duties or standard established by the State of Indiana.


ADOPTED BY THE BOARD OF DIRECTORS this 16th day of March, 2000.